FILED
                                                              March 18, 1968
                                                              Secretary of State
                            Division of Corporations

                            ARTICLES OF INCORPORATION

                                       OF

                             COMPUTER PRODUCTS, INC.

         The undersigned subscribers be these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.


                                ARTICLE I. NAME

         The name of this corporation is:

                             COMPUTER PRODUCTS, INC.


                         ARTICLE II. NATURE OF BUSINESS

         The general nature of the business to be transacted by this corporation is:

     a) To engage in research and development, purchase, sale, import, export, license, distribution, design, manufacture, or rental of any product, machine, apparatus, appliance, merchandise, and property of every kind and description, ideas, systems, procedures, and services of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, analog and digital computers, components, all types of electrical, mechanical, electro mechanical and electronic products and systems such as for analysis of visible, radar, sonar or other imports, voice recognition and identification of voice elements and magnetic storage and drums.

     b) To purchase, lease, exchange, hire or otherwise acquire lands or any interest therein, wherever situated, to erect, construct, rebuild, enlarge, alter, improve, maintain, manage and operate any lands owned or leased by the corporation, or upon any other houses, structures, buildings, or other works of any description on lands; to sell, lease, sublet, mortgage, exchange or otherwise dispose of any lands or any interest therein, or any houses, structures, buildings or other works owned, leased, managed or controlled by the corporation; to engage generally in the real estate business, as principal, agent, broker or otherwise, and generally to buy, sell, lease, mortgage, exchange, manage, operate and deal in lands or interests in lands, houses, structures, buildings, or other works and to purchase, acquire, hold, exchange, pledge, hypothecate, sell, deal in, deal with, and dispose of tax liens, transfers or tax liens and any other interests in real estate.

     c) To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness, and execute such mortgages, transfers of corporate property or other instruments to secure the payment of corporate indebtedness as required.

     d) To purchase the corporate assets of any other corporation and engage in the same or other character of business.

     e) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government, and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

     f) To exercise all powers convenient, incident to, or necessary in the proper conduct of its business, which are granted to corporations for profit under the laws of the State of Florida, either by the terms of this charter or by virtue of the laws of the State of Florida.


                          ARTICLE III. CAPITAL STOCK.

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having a nominal or par value of $10.00 per share; all shares shall be paid in lawful money of the United States of America or in property, labor or services; where said stock is paid for by property, labor or services, the just value thereof shall be fixed by the Board of Directors of the corporation in the manner provided for by the laws of the State of Florida.

                          ARTICLE IV. INITIAL CAPITAL

     The amount of capital with which this corporation will begin business is not less than five hundred dollars ($500.00).

                         ARTICLE IV. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                               ARTICLE V. ADDRESS

     The initial post office address of the principal office of this corporation in the State of Florida is: 2801 East Oakland Park Boulevard, Fort Lauderdale, Florida. The Board of Directors may from time to time move the principal office to any other address in Florida.

                             ARTICLE VI. DIRECTORS

     This corporation shall have three (3) directors, initially. The number of directors may be increased or diminished from time to time, by by-laws adopted by the stockholders, but shall never be less than three.

                        ARTICLE VIII. INITIAL DIRECTORS

     The names and post office addresses of the members of the first Board of Directors are:

David C. Yoder                     2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

Daniel S Wiper                     2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

Robert B.  McPhail                 2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

                             ARTICLE IX. SUBSCRIBERS

     The names and post office addresses of the subscribers of these Articles of Incorporation are:


David C.  Yoder                    2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

Daniel S Wiper                     2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

Robert B.  McPhail                 2801 East Oakland Park Boulevard
                                   Fort Lauderdale, Florida 33306

                              ARTICLE X. AMENDMENT

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                ARTICLE XI. LOST OR DESTROYED STOCK CERTIFICATES

     Stock certificates to replace lost or destroyed certificates shall be issued only in accordance with the by-laws of this corporation.

                         ARTICLE XII. PRE-EMPTIVE RIGHTS

     No stockholder of the corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation authorized by these Articles of Incorporation or by an amended certificate duly filed, may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolution of the Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing stockholders.

     IN WITNESS WHEREOF, the undersigned incorporators have hereunto set their hands and seals on this 12th day of March, 1968.

                              David C.  Yoder
                              --------------------------------
                              David C. Yoder


                              Daniel S. Wiper
                              --------------------------------
                              Daniel S. Wiper


                              Robert B. McPhail
                              --------------------------------
                              Robert B. McPhail

STATE OF FLORIDA  )
                  )
COUNTY OF BROWARD )

     I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the state and county named above to take acknowledgments, personally appeared DAVID C. YODER, DANIEL S. WIPER, ROBERT B. McPHAIL, to me known to be the persons described as subscribers in and who executed the foregoing Articles of Incorporation, and acknowledged before me that they subscribed to those Articles of Incorporation. WITNESS my hand and official seal in the county and state named above this 12th day of March, 1968.

                                                     Jerri E. Bennett
                                                     --------------------------
                                                     NOTARY PUBLIC
Notary  public State of Florida at Large
My  commission expires July 16, 1971

                                                         FILED February 28, 1969
                                                         Secretary of State
                                                         Tallahassee, Florida

                      CERTIFICATE OF THE BOARD OF DIRECTORS
                               AND STOCKHOLDERS OF

                             COMPUTER PRODUCTS, INC.

     The undersigned, being all of the Stockholders and Directors of COMPUTER PRODUCTS, INC., a corporation organized and existing under the laws of the State of Florida, do hereby amend the Articles of Incorporation of COMPUTER PRODUCTS, INC., a Florida corporation by the deletion of Article III. Capital Stock, and the new Article III shall read as follows:

                                  ARTICLE III.

                                 CAPITAL STOCK

     The maximum number of shares that this corporation is authorized to have outstanding at any one time is Two Million (2,000,000) Shares of common stock having a nominal or par value of One Cent ($.01) per share; all shares shall be paid in lawful money of the United States of America or in property, labor or services; where said stock is paid for by property, labor or services, the just value thereof shall be fixed by the Board of Directors of the Corporation in the manner provided for by the laws of the State of Florida.

     We certify that we do hereby fully approve and adopt the foregoing Amendment to the Articles of Incorporation of COMPUTER PRODUCTS, INC.

     IN WITNESS WHEREOF, we have hereby executed this Certificate on the 17th day of February, 1969.

                                            Bernice  Yoder
                                            ------------------------------
                                            Bernice Yoder, Stockholder

                                            David C. Yoder
                                            ------------------------------
                                            David C. Yoder, Director and
                                            Stockholder

                                            Jane L. Wiper
                                            ------------------------------
                                            Jane L. Wiper, Stockholder

                                            Daniel S. Wiper
                                            ------------------------------
                                            Daniel S. Wiper, Director
                                            and Stockholder

                                            John H. Searcy
                                            ------------------------------
                                            John H. Searcy, Stockholder

                                            Robert B. McPhail
                                            ------------------------------
                                            Robert B. McPhail, Stockholder

                                            Bert Sager
                                            ------------------------------
                                            Bert Sager, Director and
                                            Stockholder

                                            Edward H. Claggett
                                            ------------------------------
                                            Edward H. Claggett, Stockholder


                                            William C. Maxey
                                            ------------------------------
                                            William C. Maxey, Stockholder


                                            Andrew B. Greenman
                                            ------------------------------
                                            Andrew B. Greenman, Stockholder


                                            Lawrence Brett
                                            ------------------------------
                                            Lawrence Brett, Stockholder


                                            COLEMAN & COMPANY, Stockholder

                                            By Benjamin M. Rosen, Partner
                                             -------------------------------
                                               Benjamin M. Rosen


                                            PENINSULAR TITLE INSURANCE COMPANY
                                             Stockholder

                                            By Donald L. Goetz, Vice President
                                             -------------------------------
                                               Donald L. Goetz

                                            PENINSULAR FIRE INSURANCE COMPANY
                                             Stockholder

                                            By Donald L. Goetz, Vice President
                                             -------------------------------
                                               Donald L. Goetz

                                            THE PENINSULAR PENSION TRUST
                                             Stockholder

                                            By Donald L. Goetz, Trustee
                                             -------------------------------
                                               Donald L. Goetz


                                            Peter W. Burnahm
                                            --------------------------------
                                            Peter W. Burnahm, Stockholder

                                            Edward J. Schneider
                                            --------------------------------
                                            Edward J. Schneider

STATE OF FLORIDA  )
                  )
COUNTY OF BROWARD )

     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgments, personally appeared BERNICE YODER, DAVID C. YODER, JANE L. WIPER, DANIEL S. WIPER, JOHN H. SEARCY, ROBERT B. McPHAIL, EDWARD H. CLAGGETT, WILLIAM C. MAXEY, ANDREW B. GREENMAN, PETER W. BURNAHM, EDWARD J. SCHNEIDER, and who upon oath acknowledged before me that they executed the foregoing Certificate of Computer Products, Inc. and affixed their signatures thereto as such stockholders and directors of said corporation for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state named above this 17th day of February, 1969.

                                                     Gladys Hickey
                                                     --------------------------
                                                     NOTARY PUBLIC
My commission expires July 11, 1969


STATE OF FLORIDA  )
                  )
COUNTY OF DADE    )

     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgments, personally appeared BERT SAGER and LAWRENCE BRETT, who upon oath acknowledged before me that they executed the foregoing Certificate of Computer Products, Inc. and affixed their signatures thereto as such stockholders and directors of said corporation for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state named above this 17th day of February, 1969.

                                                     Gladys Hickey
                                                     --------------------------
                                                     NOTARY PUBLIC

My commission expires July 11, 1969


STATE OF NEW YORK )
                  )
COUNTY OF NEW YORK)

     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgments, personally appeared BENJAMIN M .ROSEN, as Partner of COLEMAN & COMPANY, who upon oath acknowledged before me that he executed the foregoing Certificate of Computer Products, Inc. on behalf of Coleman & Company, Stockholder of Computer Products, Inc. for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state named above this 19th day of February, 1969.

                                          Leo H. Boruchoff
                                          --------------------------
                                          NOTARY PUBLIC
                                          Notary Public, State of New York
                                          No. 03-03615060
                                          Qualified in Bronx County
                                          Commission Expires
                                          March 30, 1969

STATE OF FLORIDA  )
                  )
COUNTY OF DURVAL  )

     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgments, personally appeared Donald L. Goetz as Vice President of PENINSULAR TITLE INSURANCE COMPANY, Stockholder; Donald L. Goetz as Vice President of PENINSULAR FIRE INSURANCE COMPANY, Stockholder; and Donald L. Goetz as Trustee of THE PENINSULAR PENSION TRUST, Stockholder, who upon oath acknowledged before me that they executed the foregoing Certificate of Computer Products, Inc. on behalf of the respective stockholders and directors of said corporation for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state named above this 21st day of February, 1969.

                                                     Etta McBrien
                                                     --------------------------
                                                     NOTARY PUBLIC

Notary Public, State of Florida at Large
My commission expires Feb. 20, 1970

                                                        Filed August 18, 1977
                                                        Secretary of State
                                                        Division of Corporations
                                                        Tallahassee, Florida

                             COMPUTER PRODUCTS, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

     At the annual meeting of the stockholders of Computer Products, Inc., a corporation organized and existing pursuant to the Laws of the State of Florida, held May 14, 1977, pursuant to Notice to the stockholders which included notice that the proposed Amendment to the Articles of Incorporation as hereinafter set forth would be brought up for consideration and vote at that meeting, Article III of the Articles of Incorporation of Computer Products, Inc., was by a majority vote of all of the stockholders of the corporation amended to read as follows:

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 5 million shares of common stock having a nominal or par value of $.01 per share, all shares shall be paid in lawful money of the United States of America or in property, labor or services; where said stock is paid for by property, labor or services, the just value thereof shall be fixed by the Board of Directors of the corporation in the manner provided for by the laws of the State of Florida.

     The said Amendment was duly adopted by the shareholders at said meeting on May 14, 1977.

     IN WITNESS WHEREOF, these Articles of Amendment are executed on this 8th day of August, 1977.


                                         COMPUTER PRODUCTS, INC.

                                         By: David C. Yoder
                                            -------------------------
                                            David C. Yoder, President

                                         Attest: Dorothy W. Dwyer
                                                 --------------------
                                                     Secretary

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF BROWARD    )

         On this day personally appeared before me, the undersigned authority, DOROTHY W. DWYER, who, being by me first duly sworn, deposes, acknowledges and says that she is the person who as Secretary, together with DAVID C. YODER, as President, executed the foregoing Articles of Amendment on behalf of Computer Products, Inc., a corporation organized and existing pursuant to the Laws of the State of Florida, and that the foregoing Articles of Amendment are true and correct and that the same is the act and deed of said corporation.

         IN WITNESS WHEREOF, I have set my hand and official seal this 8th day of August, 1977, at Fort Lauderdale, Broward County, Florida.

                                                     Thomas E. Adams
                                                     --------------------------
                                                     Notary Public, State of
                                                       Florida at large

My Commission Expires:

                                                   Filed May 22, 1980
                                                   Secretary of State
                                                   Tallahassee, Florida


                             COMPUTER PRODUCTS, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

         At the annual meeting of the stockholders of Computer Products, Inc., a corporation organized and existing pursuant to the Laws of the State of Florida, held May 16, 1980, pursuant to Notice to the stockholders which included notice that the proposed Amendment to the Articles of Incorporation as hereinafter set forth would be brought up for consideration and vote at that meeting, Article III of the Articles of Incorporation of Computer Products, Inc., was by a majority vote of all of the stockholders of the corporation amended to read as follows:

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10 million shares of common stock having a nominal or par value of $.01 per share, all shares shall be paid in lawful money of the United States of America or in property, labor or services; where said stock is paid for by property, labor or services, the just value thereof shall be fixed by the Board of Directors of the corporation in the manner provided for by the laws of the State of Florida.

         The said Amendment was duly adopted by the shareholders at said meeting on May 16, 1980.

         IN WITNESS WHEREOF, these Articles of Amendment are executed on this 20th day of May, 1980.


                                         COMPUTER PRODUCTS, INC.

                                         By: David C. Yoder
                                            -------------------------
                                            David C. Yoder, President

                                         Attest: Dorothy W. Dwyer
                                                 --------------------
                                                     Secretary

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF BROWARD    )

         On this day personally appeared before me, the undersigned authority, DOROTHY W. DWYER, who, being by me first duly sworn, deposes, acknowledges and says that she is the person who as Secretary, together with DAVID C. YODER, as President, executed the foregoing Articles of Amendment on behalf of Computer Products, Inc., a corporation organized and existing pursuant to the Laws of the State of Florida, and that the foregoing Articles of Amendment are true and correct and that the same is the act and deed of said corporation.

         IN WITNESS WHEREOF, I have set my hand and official seal this 20th day of May, 1980, at Fort Lauderdale, Broward County, Florida.

                                                     Thomas E. Adams
                                                     -------------------------
                                                     Notary Public, State of
                                                       Florida at large

My Commission Expires:

                                                  Filed June 6, 1983
                                                  Secretary of State
                                                  Tallahassee, Florida


                             COMPUTER PRODUCTS, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

         At the annual meeting of the stockholders of Computer Products, Inc., a corporation organized and existing pursuant to the Laws of the State of Florida, held May 6, 1983, pursuant to Notice to the stockholders which included notice that the proposed Amendment to the Articles of Incorporation as hereinafter set forth would be brought up for consideration and vote at that meeting, Article III of the Articles of Incorporation of Computer Products, Inc., was by a majority vote of all of the stockholders of the corporation amended to read as follows:

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 40,000,000 shares of common stock having a nominal or par value of One Cent ($.01) per share, all shares shall be paid in lawful money of the United States of America or in property, labor or services; where said stock is paid for by property, labor or services, the just value thereof shall be fixed by the Board of Directors of the corporation in the manner provided for by the laws of the State of Florida.

         The said Amendment was duly adopted by the shareholders at said meeting on May 6, 1983.

         IN WITNESS WHEREOF, these Articles of Amendment are executed on this 6th day of May, 1983.


                                             COMPUTER PRODUCTS, INC.

                                             By: David C. Yoder
                                                -------------------------
                                                David C. Yoder, President

                                             Attest: Dorothy W. Dwyer
                                                    --------------------
                                                       Secretary

                                 ACKNOWLEDGMENT

The foregoing Amendment to Articles of Incorporation of Computer Products, Inc. was acknowledged before me on this 16th day of May, 1983 by David C. Yoder, President of Computer Products, Inc., a Florida corporation, on behalf of the corporation.

                                                   Janice McCorey
                                                   ----------------------------
                                                   Notary Public, State of
                                                     Florida at large

My Commission Expires:
 Nov. 5. 1986

                                                         FILED February 12, 1987
                                                         Secretary of State
                                                         Tallahassee, Florida

                               ARTICLES OF MERGER
                                       OF
                                   CPRC, INC.
                                       AND
                              REMOTE SYSTEMS, INC.
                          INTO COMPUTER PRODUCTS, INC.

     Pursuant to the provisions of Section 607.227 of the Florida General Corporation Act, the undersigned hereby certify:

     FIRST The names of the corporations which are parties to the merger are CPRC, Inc., a Delaware corporation, and Remote Systems, Inc., a Louisiana corporation, and the name of the surviving corporation is Computer Products, Inc., a Florida Corporation ("CPI").

     SECOND: The Board of Directors of CPI, by resolution duly adopted on January 13, 1987, determined to merge CPRC, Inc. and Remote System, Inc. with and into CPI, and to assume all of the obligations of each of CPRC, Inc. and Remote Systems, Inc., said resolutions being attached hereto as Exhibits A and B, respectively, and made a part hereof.

     THIRD: The designation and number of outstanding shares of each share of each subsidiary corporation and the number of such shares of each class owned by CPI, the surviving corporation, are as follows:

                                               Number of Shares
                                                 Owned by
Name of     Number of Shares   Designation        Surviving
Corporation    Outstanding      Of Class         Corporation
----------- ----------------   -----------     -----------------

CPRC, Inc.         200        Common Shares       200
                              $.01 par value

Remote           1,000        Common Shares     1,000
Systems,                      $.01 par value
Inc.

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Merger to be executed in its name by its President and Secretary this 30th day of January, 1987.

                                            COMPUTER PRODUCTS, INC.

                                            By: Edward J. Schneider
                                               ----------------------------
                                                Edward J. Schneider, President

                                            By: Keith F. Vreeland
                                               ----------------------------
                                                Keith F. Vreeland, Secretary

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF BROWARD    )

         I, Mary Ann Jans, a Notary Public do hereby certify that on the 30th day of January, 1987, EDWARD J. SCHNEIDER personally appeared before me, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein are true.

         IN WITNESS WHEREOF, I have set my and seal this day and year before written.
                                                  Mary Ann Jans
                                                 ----------------------------
                                                  Notary Public

                                    EXHIBIT A

                       RESOLUTIONS UNANIMOUSLY ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                             COMPUTER PRODUCTS, INC.
                               ON JANUARY 13, 1987


                  "WHEREAS, this Corporation owns all of the stock of CPRC, Inc., a Delaware corporation, ("CPRC"), and desires to merge CPRC with and into this Corporation'

                  NOW, THEREFORE, be it:

                           RESOLVED,  that this Corporation is hereby authorized
                  to merge with its wholly-owned subsidiary, CPRC, with this Corporation being the surviving Corporation, and to thereby assume all of the obligations of CPRC; and further

                           RESOLVED,   that   the   proper   officers   of  this
                  Corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, certificates or articles of merger, setting forth a copy of these resolutions, to effectuate such merger; and further

                           RESOLVED,  that the officers of this  Corporation be,
                  and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions.

                                    EXHIBIT B

                       RESOLUTIONS UNANIMOUSLY ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                             COMPUTER PRODUCTS, INC.
                               ON JANUARY 13, 1987


                  "WHEREAS, this Corporation owns all of the stock of Remote Systems, Inc., a Louisiana corporation, ("RSI"), and desires to merge RSI with and into this Corporation'

                  NOW, THEREFORE, be it:

                           RESOLVED,  that this Corporation is hereby authorized
                  to merge with its wholly-owned subsidiary, RSI, with this Corporation being the surviving Corporation, and to thereby assume all of the obligations of RSI; and further

                           RESOLVED,   that   the   proper   officers   of  this
                  Corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, certificates or articles of merger, setting forth a copy of these resolutions, to effectuate such merger; and further

                           RESOLVED,  that the officers of this  Corporation be,
                  and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions.

                                                         FILED May 15, 1989
                                                         Secretary of State
                                                         Tallahassee, Florida

                              Articles of Amendment
                          of Articles of Incorporation
                                       of

                             COMPUTER PRODUCTS, INC.


To the Department of State
State of Florida

         Pursuant to the provisions of the Florida General Corporation Act, the corporation hereinafter named does hereby adopt the following Articles of Amendment.

         1. The name of the corporation is Computer Products, Inc.

         2. Article III of the Articles of Incorporation of the corporation which relates to the authorized shares of the corporation, is amended so as to read as follows:

                           "ARTICLE III. CAPITAL STOCK

                  The total number of shares of capital stock which the corporation is authorized to issue is eighty-one million (81,000,000) of which eighty million (80,000,000) shares are common stock, par value $.01 per share ("Common Stock") and one million (1,000,000) shares of preferred stock, par value $.01 per share (Preferred Stock").

                  1. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable law, the designations, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

                  (b) the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

                  (c) the right, if any, of the corporation to redeem shares of such series and the terms and conditions of such redemption;

                  (d) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

                  (e) the voting power, if any, for such series and the terms and conditions under which such voting power may be exercised;

                  (f) the obligation, if any, of the corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

                  (g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (h) any other rights, preferences or limitations of the shares of such series."

         3. The foregoing amendment was adopted by a vote of the shareholders entitled to vote thereon at a meeting held on May 2, 1989.

Executed on May 8, 1989.

                                                     COMPUTER PRODUCTS, INC.

                                                     By: John N. Lemasters
                                                        ------------------------
                                                         John N. Lemasters,
                                                              President


                                                     By: John I. Mitchell
                                                        ------------------------
                                                         John I. Mitchell
                                                              Secretary
STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF PALM BEACH )

         On this 8th day of May, 1989, before me, a Notary Public in and for the State and county aforesaid, personally appeared John N. Lemasters, who acknowledged to me that he executed as said officer the foregoing Articles of Amendment of said corporation as his act and deed and as the act and deed of said corporation.

         IN WITNESS WHEREOF, I have set my and seal of office on the date and year first aforesaid.

                                               Joyce M. Gralnick
                                               ----------------------------
                                               Notary Public
                                               Commission expires July 31, 1992

                                                           FILED August 31, 1990
                                                           Secretary of State
                                                           Tallahassee, Florida

                               ARTICLES OF MERGER
                                       OF
                      GRANT TECHNOLOGY SYSTEMS CORPORATION
                                       AND
                                 MEMODYNE CORP.
                          INTO COMPUTER PRODUCTS, INC.

         Pursuant to the provisions of the Florida General Corporation Act governing the merger of a foreign wholly-owned subsidiary business corporation into its domestic parent business corporation, the domestic parent business corporation hereinafter named does hereby adopt the following articles of merger.

          1. The names of the subsidiary corporations, which are business corporations organized under the laws of the Commonwealth of Massachusetts, are Grant Technology Systems Corporation ("Grant") and Memodyne Corporation ("Memodyne").

          2. The name of the parent corporation, which is a business corporation organized under the laws of the State of Florida, and which is to be the surviving corporation, is Computer Products, Inc. (the "Corporation").

          3. The number of outstanding shares of Grant is 1,000, all of which are of one class, and all of which are owned by the Corporation.

          The number of outstanding shares of Memodyne is 100, all of which are of one class, and all of which are owned by the Corporation.

          4. The following is the Plan of Merger for merging Grant and Memodyne into the Corporation as approved by resolution of the Board of Directors of the Corporation adopted in accordance with provisions of the Florida Business Corporation Act on May 1, 1990.

                  "RESOLVED, the Corporation, which is a business corporation of the State of Florida and is the owner of all of the outstanding shares of each of GRANT TECHNOLOGY SYSTEMS CORPORATION ("Grant") and MEMODYNE CORP. ("Memodyne"), which are business corporations of the Commonwealth of Massachusetts, hereby merges each of Grant and Memodyne into the Corporation pursuant to the provisions of the Massachusetts Business Corporation Law and pursuant to the provisions of the Florida General Corporation Act;

                           FURTHER RESOLVED,  the separate  existence of each of
                  Grant and Memodyne shall cease upon the effective date of the merger pursuant to the provisions of the Massachusetts Business Corporation Law; and the Corporation shall continue its existence as the surviving corporation pursuant to the provisions of the Florida General Corporation Act;

                           FURTHER RESOLVED,  the issued shares of each of Grant
                  and Memodyne shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished;

                           FURTHER  RESOLVED,  the effective  date of the merger
                  herein provided for, insofar as the provisions of the Massachusetts Business Corporation Law shall govern the same, shall be the date of filing of Articles of Merger by the Secretary of the Commonwealth of Massachusetts;

                           FURTHER  RESOLVED,  the  Board of  Directors  and the
                  proper officers of the Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for;

                           FURTHER RESOLVED,  the merger herein provided for may
                  be abandoned by action of the Board of Directors of the Corporation at any time prior to the filing of the Articles of Merger by the Secretary of the Commonwealth of Massachusetts in the event that it shall deem it to be in the best interests of the corporations to abandon the merger."

Shareholder action was not required.

          5. The laws of the jurisdiction of organization of each of Grant and Memodyne permit the merger of a wholly-owned business corporation of that jurisdiction into a parent business corporation of another jurisdiction; and the merger of each of Grant and Memodyne into the Corporation is in compliance with the laws of the jurisdiction of organization of each of Grant and Memodyne.

          6. The Corporation, as the holder of all of the outstanding shares of each of Grant and Memodyne, has waived the mailing of the copy of the Plan of Merger to itself.

Executed on July 9, 1990.

                                           COMPUTER PRODUCTS, INC.


                                           By: John N. Lemasters
                                              -------------------------
                                               John N. Lemasters
                                               President


                                           By: Richard J. Thompson
                                              -------------------------
                                               Richard J. Thompson
                                               Secretary
STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF PALM BEACH )

         On this 9th day of July, 1990, before me a Notary Public in and for the State and County aforesaid, personally appeared John N. Lemasters, who acknowledged to me that he is the President of Computer Products, Inc., and that he executed as said officer the foregoing Articles of Merger as his act and deed and as the act and deed of said corporation.

         WITNESS  my  hand  and  seal of  office  on the  date  and  year  first aforesaid.
                                           Rosalind S. Seiden
                                           ----------------------------
                                           Notary Public
                                           Commission Expires:
                                           Sept. 12, 1993

                                                     FILED November 17, 1993
                                                     Secretary of State
                                                     Tallahassee, Florida


                               ARTICLES OF MERGER

                                       OF

                                 TEC HOLDING CO.

                                       AND

                             COMPUTER PRODUCTS, INC.


To the Department of State
State of Florida

          Pursuant to the provisions of the Florida Business Corporation Act, the Florida parent business corporation and the foreign wholly-owned subsidiary corporation named below do hereby adopt the following Articles of Merger.

         1. The following is a Plan of Merger for merging TEC HOLDING CO. ("TEC") with and into COMPUTER PRODUCTS, INC. ("CPI"), as approved by the Board of Directors of the parent corporation on October 19, 1993.

               "1. CPI which is a business corporation of the State of Florida and is the owner of all of the outstanding shares of TEC, which is a business corporation of the State of Colorado, hereby merges TEC into the CPI pursuant to the provisions of the Colorado Corporation Code and the Florida Business Corporation Act.

               2. The separate existence of TEC shall cease upon the effective date of the merger pursuant to the provisions of the Colorado Corporation Code; and the Corporation shall continue its existence as the surviving corporation pursuant to the provisions of the Florida Business Corporation Act.

               3. The articles of incorporation of CPI are not amended in any respect by this Plan of Merger.

               4. The issued shares of TEC shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

               5. Each share of CPI outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of CPI after the effective date of the merger.

               6. No shares of CPI and no shares, securities, or obligations convertible into such shares are to be issued or delivered under this Plan of Merger.

               7. The effective date of the merger herein provided for, insofar as the provisions of the Colorado Corporation Code shall govern the same, shall be the date of filing of Articles of Merger by the Secretary of State of Colorado.

               8. The Board of Directors and proper executive officers of the Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of the merger herein provided for."

          2. The merger of TEC with an into CPI is permitted by the laws of the jurisdiction of organization of TEC and is in compliance with said laws.

          3. As to CPI, the aforesaid Plan of Merger was adopted in accordance with the provisions of the Florida Business Corporation Act on October 19, 1993.

          4. Shareholder approval was not required for the merger.


Executed on November 3, 1993

                           TEC HOLDING CO.


                           By:Richard J. Thompson
                              ----------------------------
                              Richard J. Thompson
                              Vice President, Treasurer
                                & Secretary

                           COMPUTER PRODUCTS, INC.


                           By:Richard J. Thompson
                              ----------------------------
                              Richard J. Thompson
                              Vice President, Treasurer
                                & Secretary

                                                            FILED May 6, 1998
                                                            Secretary of State
                                                            Tallahassee, Florida

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             COMPUTER PRODUCTS, INC.


To the Department of State
State of Florida

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

         1.   The name of the Corporation is Computer Products, Inc.

         2. Article I of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

                                "ARTICLE I. NAME

         The name of the Corporation is ARTESYN TECHNOLOGIES, INC."

         3. The date of adoption of the aforesaid amendment was May 6, 1998.

         4. Only one voting group was entitled to vote on the said amendment to the Articles of Incorporation.

         5. The number of votes cast for the amendment to the Articles of Incorporation by the said voting group was sufficient for the approval thereof.

Executed on May 6, 1998.


                           COMPUTER PRODUCTS, INC.


                           By:Joseph M. O'Donnell
                              -------------------------
                              Joseph M. O'Donnell
                              President


                           By:Richard J. Thompson
                              -------------------------
                              Richard J. Thompson
                                Secretary